                            SCHEDULE 14C INFORMATION

               Information Statement Pursuant to Section 14(c) of
             the Securities Exchange Act of 1934 (Amendment No.   )

    Check the appropriate box:
    / /  Preliminary Information Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
    /X/  Definitive Information Statement

                          TCI INTERNATIONAL, INC.
--------------------------------------------------------------------------------
                 (Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

     (1) Title of each class of securities to which transaction applies:

         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

         -----------------------------------------------------------------------
     (5) Total fee paid:

         -----------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

         -----------------------------------------------------------------------
     (3) Filing Party:

         -----------------------------------------------------------------------
     (4) Date Filed:

         -----------------------------------------------------------------------

                                       TCI
                             TCI INTERNATIONAL, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD FEBRUARY 8, 2000

To Our Stockholders:

         You are cordially invited to attend the Annual Meeting of Stockholders of TCI International, Inc. which will be held at the Sheraton-Sunnyvale, 1100 N. Mathilda Avenue, Sunnyvale, California at 8:30 a.m. on February 8, 2000 for the following purposes:

         1. To elect three Class I directors to serve until the 2003 Annual Meeting or until their successors have been elected and qualified;

         2. To ratify the selection of KPMG LLP as independent public accountants for the fiscal year ending September 30, 2000; and

         3. To act upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

         The Board of Directors has fixed the close of business on December 15, 1999, as the record date for determining those stockholders who will be entitled to vote at the meeting. The stock transfer books will not be closed between the record date and the date of the meeting.

         Representation of at least a majority of all outstanding shares of Common Stock of TCI International, Inc. is required to constitute a quorum. Accordingly, it is important that your shares be represented at the meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE. Your proxy may be revoked at any time prior to the time it is voted.

         Please read the proxy material carefully. Your vote is important and the Company appreciates your cooperation in considering and acting on the matters presented.


                                                    Very truly yours,

                                                    /s/JOHN W. BALLARD, III

                                                    John W. Ballard, III
                                                    President
Sunnyvale, California
January 8, 2000

               STOCKHOLDERS SHOULD READ THE ENTIRE PROXY STATEMENT
                   CAREFULLY PRIOR TO RETURNING THEIR PROXIES


                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD FEBRUARY 8, 2000

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of TCI International, Inc., a Delaware corporation, of proxies to be voted at the Annual Meeting of Stockholders to be held at 8:30 a.m. on February 8, 2000 at the Sheraton-Sunnyvale, 1100 N. Mathilda Avenue, Sunnyvale, California, or at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. TCI International, Inc. is a holding company which has three operating subsidiaries, Technology for Communications International ("TCI"), BR Communications and TCI Wireless, Inc. ("TCIW"). Unless the context otherwise indicates, the term "Company" as used herein refers to TCI International, Inc. and its consolidated subsidiaries. This Proxy Statement and the proxy card were first mailed to stockholders on or about January 14, 2000.

                         VOTING RIGHTS AND SOLICITATION

         The close of business on December 15, 1999 was the record date for stockholders entitled to notice of, and to vote at, the Annual Meeting. As of that date, TCI International, Inc. had 3,354,312 shares of common stock (the "Common Stock") issued and outstanding (excluding Treasury Stock held by the Company). All such shares of the Common Stock outstanding on the record date are entitled to vote at the Annual Meeting, and stockholders of record entitled to vote at the meeting will have one (1) vote for each share on the matters to be voted upon.

         Shares of the Common Stock represented by proxies in the accompanying form, which are properly executed and returned to the Company, will be voted at the Annual Meeting of Stockholders in accordance with the stockholders' instructions contained therein. In the absence of contrary instructions, shares represented by such proxies will be voted FOR the election of each director as described herein under "Proposal 1 - Election of Directors" and For ratification of the selection of accountants as described herein under "Proposal 2 Ratification of Selection of Independent Public Accountants." Management does not know of any matters to be presented at this Annual Meeting other than those set forth in this Proxy Statement and the Notice accompanying this Proxy Statement. If other matters should properly come before the meeting, the proxy holders will vote on such matters in accordance with their best judgment. Any stockholder has the right to revoke his or her proxy at any time before it is voted by delivering to the Secretary of the Company a written notice of revocation, by delivery a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

         Assuming a quorum is present, the three nominees for Directors receiving the greatest number of votes cast at the meeting will be elected. The affirmative vote of a majority of the shares represented and entitled to vote at the meeting is required to ratify the selection of the auditors for the Company. Abstentions and broker non-votes are each included in the determination of the number of shares present for quorum purposes. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders (other than the election of Directors), whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

         The entire cost of soliciting proxies will be borne by the Company. Proxies will be solicited principally through the use of mail, but, if deemed desirable, may be solicited personally or by telephone, telegraph or special letter by officers, and regular Company employees for no additional compensation. Arrangement may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of the Company's Common Stock, and such persons may be reimbursed for their expenses.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

         The members of the Board of Directors of TCI International, Inc. are classified into three classes, one of which is elected at each Annual Meeting of Stockholders to hold office for a three-year term, or until successors of such class have been elected and qualified. The nominees for the Board of Directors are set forth below. Unless otherwise indicated, the proxy holders intend to vote all proxies received by them in the accompanying form FOR the nominees for Director listed below. In the event that any nominee is unable or declines to serve as a Director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them for the nominees listed below. As of the date of this Proxy Statement, the Board of Directors is not aware of any nominee who is unable or will decline to serve as a Director.

NOMINEES TO BOARD OF DIRECTORS

                                                                                                 Class and Year
                                                                                     Director    In which Term
Name                       Principal Occupation                                        Since      Will Expire     Age
----                       --------------------                                      --------    --------------   ---
Asaph H. Hall              Retired                                                     1992      Class I; 2003    66

E. M. T. Jones             Chairman of the Board of TCI International, Inc.            1987      Class I; 2003    75

Slobodan Tkalcevic         Vice President of Advanced Development of TCI               1996      Class I; 2003    46
                           International, Inc.

         Asaph H. Hall, from 1991 to 1994, was Corporate Vice
President-Information Systems and Administrative Services at General Dynamics, and from 1984 to 1991 was General Manager of General Dynamics Data Systems Division. Mr. Hall has held various other positions at General Dynamics since 1977. He serves on the Compensation Committee and Audit Committee.

         E.M.T. Jones, a founder of TCI, has been Chairman of the Board of the Company since 1990. From 1985 to 1990, Dr. Jones served as Vice President, Development of TCI. From 1974 to 1985 he was Executive Vice President of TCI. From 1968 to 1974 Dr. Jones served as Vice President, Engineering of TCI. He has been a Director of TCI since 1968 and of the Company since 1987.

         Slobodan Tkalcevic joined the Company in 1978. He was named Senior System Engineer in 1986, became Technical Advisor to General Manager in 1990, and has served as the Company's Vice President for Advanced Development since 1993.

DIRECTORS NOT STANDING FOR ELECTION

                                                                                                Class and Year
                                                                                                In which Term
Name                       Principal Occupation                                                 Will Expire       Age
----                       --------------------                                                 --------------    ---
Donald C. Cox              Professor, Electrical Engineering, Stanford University               Class II;  2001   62

C. Alan Peyser             President and CEO Emeritus of Cable & Wireless, Inc.                 Class II;  2001   66

John W. Ballard, III       President and CEO of TCI International, Inc.                         Class III; 2002   41

John L. Anderson           President of Celerity Systems, Inc.                                  Class III; 2002   47

         Donald C. Cox, a professor of Electrical Engineering at Stanford University, has held the Harold Trap Friis Professor of Engineering chair since 1993 and is the Director of Stanford's Center for Communications. From 1991 to 1993, he was Executive Director of Radio Research Department, Bellcore. Dr. Cox is a member of the Compensation Committee.

         C. Alan Peyser was the President and CEO of Cable and Wireless, Inc. from 1993 to 1997. He was the President of Cable and Wireless, Inc. from 1980 to 1993. He has been a Director of Cable and Wireless since 1981. Mr. Peyser also serves as a Director of Network Imaging, CWI and Spaceworks. Mr. Peyser is a member of the Audit Committee.

         John W. Ballard III joined the Company in 1988 serving in numerous capacities in the Engineering and Administration Departments of the Information System Division. In 1990, he was appointed Deputy General Manager and later was appointed Vice President and General Manager of the Information System Division. In 1992, he was appointed President of BR Communications. In 1993, he was appointed Chief Financial Officer, Chief Operating Officer, and Vice President and General Manager of the Company. On October 3, 1998, he was appointed President and CEO of the Company.

         John L. Anderson is the President of Celerity Systems, Inc. He founded Celerity Systems, Inc. in 1994 and is responsible for product definition and development. From 1981 to 1994, he was Chief Engineer of New Products Group at TRW/ESL in Sunnyvale. Mr. Anderson was appointed to the Board on December 16, 1998 as a Class III Director to replace Mr. Hamilton Budge who resigned from the Board on October 2, 1998. Mr. Anderson is a member of the Compensation Committee.


                          BOARD MEETINGS AND COMMITTEES

         The Board of Directors of the Company held a total of five meetings during the fiscal year ended September 30, 1999. Each Director attended (during the period that he served) at least 75% of the aggregate of (i) the total number of meetings of the Board and (ii) the total number of meetings held by all committees of the Board on which he served.

         The Company has an Audit Committee and a Compensation Committee of the Board of Directors. There is no nominating committee or committee performing the functions of a nominating committee.

         The Audit Committee meets with the Company's financial management and its independent public accountants and reviews internal control conditions, audit plans and results, and financial reporting procedures. This Committee, which currently consists of Messrs. Hall and Peyser, held two meetings during the Company's last fiscal year.

         The Compensation Committee reviews and approves the Company's compensation arrangements for key employees. This Committee, which currently consists of Messrs. Cox, Anderson and Hall, held one meeting during the Company's last fiscal year.

         The Compensation Committee also has responsibility for administering the Company's 1981 Stock Option Plan with respect to all individuals in the Company's employ or service, other than the Company's executive officers. The Board of Directors has responsibility for administering the 1981 Stock Option Plan with respect to the Company's executive officers.

                              DIRECTOR REMUNERATION

         Each non-employee member of the Board of Directors was paid an annual retainer fee of $10,800 in fiscal 1999 (prorated quarterly for those directors serving a portion of the year) and was reimbursed for all out-of-pocket costs incurred in connection with their attendance at Board meetings. Mr. Hall received an additional annual retainer fee of $2,700 for his service as Chairman of the Audit Committee. The Company also pays each non-employee

Director $675 for each Board meeting attended, $450 for each committee meeting attended that is not held in conjunction with a Board meeting and $225 for each committee meeting attended that is held in conjunction with a Board meeting.

         In addition, each non-employee Board member will receive, over his or her continued period of Board service, a series of option grants under the 1995 Non-Employee Director Stock Option Plan (the "Director Plan"). Each individual who is first appointed or elected to serve as a non-employee Board member will automatically receive on the date of his or her initial election or appointment an option to purchase 10,000 shares of Common Stock, provided such individual has not previously been in the employ of the Company. Furthermore, each individual who continues to serve as a non-employee Board member will receive an option to purchase 6,000 shares of Common Stock at (i) the Annual Stockholders Meeting held in the calendar year in which occurs the third anniversary of the grant date of the initial automatic option grant, and (ii) every third Annual Stockholders Meeting following the Annual Meeting at which the non-employee Board member received his or her first 6,000-share option grant. Messrs. Budge, Cox, Hall and Peyser each received a 6,000-share option grant at the 1998 Annual Meeting of Stockholders. Mr. John Anderson received an option grant for 10,000 shares in connection with his appointment to the Board of Directors on December 16, 1998. Each option granted under the Director Plan has an exercise price per share equal to the closing selling price per share of the Company's common stock on the grant date, as reported on the Nasdaq National Market, and the shares subject to each option will vest as follows: one-third immediately upon grant, an additional one-third upon the optionee's completion of one year of Board service measured from the grant date and the remaining one-third upon the optionee's completion of two years of Board service measured from the grant date. Each option granted under the Director Plan expires 10 years after issuance.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information regarding the beneficial ownership of the Company's Common Stock as of December 15, 1999 by (i) each person who is known to the Company to own beneficially more than 5% of the outstanding shares of the Common Stock of the Company, (ii) each director, (iii) each officer listed in the Summary Compensation Table and (iv) all directors and executive officers as a group. All shares are subject to the named person's sole voting and investment power except where otherwise indicated.

                                                                                      Shares         Percent
More Than 5% Beneficial Owners                                            Beneficially Owned        Of Class
------------------------------                                            ------------------        --------
ROI Capital Management                                                            449,100(3)           13.4%
3018 Willow Pass Road, Ste 210, Concord, Ca. 94519

John W. Ballard                                                                   420,512(7)           12.5%
c/o TCI International, Inc.
222 Caspian Drive, Sunnyvale, California  94089

TCI International Inc. Employee Stock Ownership Plan                              414,839(1)           12.4%
c/o Charles Schwab Trust Company, Trustee
1 Montgomery Street, 7th Floor., San Francisco, California  94104

Athena Capital Management, Inc.                                                   223,450(4)            6.7%
621 East Germantown Pike, Ste 105
Plymouth Valley, Ca. 19401


                                                                                      Shares         Percent
Beneficial Ownership of Executive Officers and Directors                  Beneficially Owned        Of Class
--------------------------------------------------------                  ------------------        --------
E.M.T. Jones                                                                      143,823(2)            4.3%

Slobodan Tkalcevic                                                              66,335(2)(6)            2.0%

John W. Ballard III                                                             60,854(2)(6)            1.8%

Mansour  Moussavian                                                             40,405(2)(6)            1.2%

Asaph H. Hall                                                                      23,250(6)               *


                                      5





John L. Anderson                                                                   10,000(6)               *

Donald C. Cox                                                                      18,000(6)               *

C. Alan Peyser                                                                     18,000(6)               *

Mary Ann W. Alcon                                                                3,370(2)(6)               *


All directors and executive officers as a group
(9 persons) (2)(6)                                                                   384,037          11.5%



1) Each of approximately 141 participants in the Company's Employee Stock Ownership Plan has sole voting power over all shares allocated to his or her account. The Administrative Committee for the Employee Stock Ownership Plan has investment power over the assets of the Employee Stock Ownership Plan, subject to the terms and limitations of such Plan. The Charles Schwab Trust Company serves as trustee in accordance with the terms of the Employee Stock Ownership Plan.

2) Includes shares allocated under the Employee Stock Ownership Plan to the participant's account through September 30, 1999. The shares allocated to officers and directors under the Employee Stock Ownership Plan totaled 83,907. Such shares are included in the aggregate holdings of the Employee Stock Ownership Plan (see footnote (1)).

3)   ROI Capital Management, Inc., an investment advisor registered under
     Section 203 of the Investment Advisors Act of 1940, owns 449,100 shares according to information contained in its Schedule 13G filed on January 26, 1999.

4)   Athena Capital Management, Inc., an investment advisor registered under
     Section 203 of the Investment Advisors Act of 1940, owns 223,450 shares according to information contained in its Schedule 13G filed on February 26, 1999.

5) Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, has advised the Company that Dimensional is deemed to have beneficial ownership of 164,420 shares of Common Stock, all of which are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or DFA Group Trust, an investment vehicle for qualified employee benefit plans, both of which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

6) Includes shares subject to options which are currently exercisable or will become exercisable prior to April 30, 2000. The exercisable stock option shares for officers and directors totaled 215,335.

7) Includes shares allocated under the Employee Stock Ownership Plan to Mr. John W. Ballard's account through September 30, 1999. The shares allocated to Mr. John W. Ballard totaled 101,997. Such shares are included in the aggregate holdings of the Employee Stock Ownership Plan (see footnote (1)).

* Percentage of shares beneficially owned does not exceed 1% of the class so owned.

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION
                  The following table sets forth the compensation paid or accrued by the Company for the years ended September 30, 1999, 1998 and 1997 to the Chief Executive Officer, and the other executive officers of the Company whose salary and bonus for the fiscal year ended September 30, 1999 exceeded $100,000 (the "Named Officers").

                            SUMMARY COMPENSATION TABLE

                                                                           Long Term
                                           Annual Compensation            Compensation
                                       ---------------------------       ---------------
                                                                           Securities
                                       Fiscal                              Underlying            All Other
Name and Principal Position            Year    Salary(1)     Bonus       Options/SARs (#)     Compensation (2)
---------------------------            ----    ---------     -----       ----------------     ----------------

John W. Ballard III,
   President and Chief Executive       1999     $174,571    $10,000           35,000                $8,102
   Officer of the Company              1998      148,092      ---              ---                   7,044
                                       1997      147,610      ---              ---                   6,627


Slobodan Tkalcevic
   Vice President of Advanced          1999      144,169     25,000           35,000             8,012 (3)
   Development of the Company          1998      144,105     10,000            ---                   7,589
                                       1997      139,538     20,000            ---                   6,627

Mary Ann W. Alcon                      1999      112,108     17,000           10,000                 5,929
   Chief Financial Officer             1998      105,297      5,000            ---                   5,109
                                       1997       87,926      7,165            ---                   4,356

Mansour  Moussavian                    1999      127,708     15,000           20,000             6,722 (4)
   General Manager of the              1998      127,375      5,000            ---                   6,269
   Broadcast & Communications          1997      120,321      6,899            ---                   5,246
   Division

---------------------
(1) Salary amounts include amounts deferred under the Company's 401(k) Plan and Executive Deferred Compensation Plan.

(2) Represents the Company's contribution under the Company's ESOP and 401(k) Plan as follows:

                                                   Section 401(k)               Employee Stock
                                               Plan/Profit Sharing Plan         Ownership Plans
                                               ------------------------         ---------------
                                               1999     1998      1997          1999    1998     1997
                                               ----     ----      ----          ----    ----     ----
                 John W. Ballard III          8,000    6,778     6,627           102     266      ---

                 Slobodan Tkalcevic           7,908    7,323     6,627           104     266      ---

                 Mary Ann W. Alcon            5,855    4,934     4,356            74     175      ---

                 Mansour  Moussavian          6,635    6,059     5,246            87     210      ---

(3) Does not include the Company contribution to the Executive Deferred Compensation Plan of $10,000, which will vest if employed by the Company at age 55.

(4) Does not include the Company contribution to the Executive Deferred Compensation Plan of $5,000, which will vest if the earnings before interest, taxes, depreciation and amortization is more than $1 million in any one year in the next three years for the Broadcast & Communications Division.

STOCK OPTIONS
         The following table sets forth certain information concerning stock options granted in fiscal 1999 under the Company's 1981 Stock Option Plan to the Named Officers. All four Named Officers received option grants in fiscal year 1999, and no stock appreciation rights ("SARs") were granted during such fiscal year to any Named Officer. The table also lists potential realizable values of such options on the basis of assumed annual compounded stock appreciation rates of 5% and 10% over the life of the options.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                                          Potential Realizable Value at
                                                 Percent of                               Assumed Annual Rates of Stock
                               Number of       Total Options                                   Price Appreciation
                              Securities         Granted to    Exercise                        For Option Term (3)
                           Underlying Stock     Employees in   Price Per    Expiration    -----------------------------
Name                      Options Granted (1)   Fiscal 1999     Share(2)       Date               5%         10%
----                      -------------------   -----------    ---------       ----               --         ---
John W. Ballard, III            35,000              15%         $2.125       12/16/05          $30,278     $70,561

Slobodan Tkalcevic              35,000              15%         $2.125       12/16/05          $30,278     $70,561

Mary Ann Alcon                  10,000               4%         $2.125       12/16/05          $8,651      $20,160

Mansour Moussavian              20,000               9%         $2.125       12/16/05          $17,302     $40,320

----------------------
(1) The options were granted under the Company's 1981 Stock Option Plan with an exercise price equal to 100% of the fair market value of the option shares on the December 16, 1998 grant date. The options have a maximum term of 7 years measured from such grant date, subject to earlier termination upon the optionee's cessation of employment with the Company. The options will become exercisable for the option shares in three equal and successive annual installments upon the optionee's continued period of employment with the Company measured from the grant date. The options will become immediately exercisable for all the option shares upon acquisition of substantially all the Company's outstanding stock or assets, unless the options are assumed by the acquiring entity.

(2) The exercise price may be paid in cash, in shares of Common Stock valued at fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares. The Company may also finance the option exercise by loaning the optionee sufficient funds to pay the exercise price for the purchased shares and the federal and state tax liability incurred in connection with the exercise. The Plan Administrator also has the authority to reprice outstanding options if the fair market value falls below the exercise price through the cancellation of those options and the grant of replacement options with a exercise price equal to the lower fair market value of the option shares on the regrant date.

(3) The potential realizable value is reported net of the option price, but before any income taxes associated with exercise. These amounts represent assumed annual compounded rates of appreciation at 5% and 10% only from the date of grant to the expiration of the option. There is no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the Common Stock does in fact appreciate over the exercise price over the option term, no value will be realized from the option grants made to the named individual.

OPTION/SAR EXERCISES AND HOLDINGS
         The following table provides information with respect to the Named Officers concerning the unexercised options held by such individuals at the end of the 1999 fiscal year. No stock options or SARs were exercised during the 1999 fiscal year by the Named Officers, nor were any SARs outstanding at the end of such fiscal year.

          AGGREGATED OPTION/SAR EXERCISES IN THE LAST FISCAL YEAR AND
                            FY-END OPTION/SAR VALUE

                             Shares                           Number of Unexercised       Value of Unexercised In-the-Money
                          Acquired on         Value         Options/SARs at FY-End (#)        Options/SARs at FY-End (1)
Name                      Exercise (#)      Realized        Exercisable/Unexercisable         Exercisable/Unexercisable
----                      ------------      --------        --------------------------        -------------------------
John W. Ballard III           None            None                67,500/40,000                    $10,320/$55,790

Slobodan Tkalcevic            None            None                60,000/40,000                     $6,880/$55,790

Mary Ann W. Alcon             None            None                10,000/10,000                     $3,440/$15,940

Mansour Moussavian            None            None                41,500/23,000                     $4,128/$31,880

-----------------
(1) Value based upon the closing selling price of the Company's Common Stock on September 30, 1999 on the Nasdaq National Market ($3.719 per share) less the exercise price payable per share.

EMPLOYMENT CONTRACT AND CHANGE OF CONTROL ARRANGEMENTS
         The Company does not presently have any employment contracts in effect with the Chief Executive Officer or its other executive officers. The shares subject to outstanding option grants under the Company's 1981 Stock Option Plan will immediately vest upon an acquisition of the Company, unless the options are assumed by the acquiring entity.

OFFICER LOAN
         In December 1997, the Company loaned Mr. Moussavian, the General Manager of the Broadcast & Communications Division, $200,000 to assist him in the purchase of new primary residence. The loan bears interest at the rate of 6.02% per annum, compounded annually, and is currently secured by his former residence. At such time as Mr. Moussavian sells that former residence, he will be obligated to secure the loan with a deed of trust on his new residence. Accrued interest on the loan is payable annually, up to an amount not to exceed the greater of $10,000 or 50% of the annual bonus paid to Mr. Moussavian for each year the loan remains outstanding. The entire principal balance, together with all accrued and unpaid interest, will become payable in full upon the earlier of (i) December 19, 2002 or (ii) Mr. Moussavian's termination of employment with the Company. The largest amount outstanding on this loan during the 1999 fiscal year was $214,501, and as of December 23, 1999, the outstanding unpaid balance was $204,501.

COMPENSATION COMMITTEE AND BOARD OF DIRECTORS REPORT ON EXECUTIVE COMPENSATION
         The Compensation Committee of the Board of Directors is composed entirely of independent, outside Directors. The Committee is responsible for reviewing and approving the compensation policies for all employees, including all officers, whose annual compensation is in excess of $100,000.

         The objective of the Compensation Committee is to establish a comprehensive program for the Company's executive officers which will (i) allow the Company to attract and retain the services of highly qualified individuals,
(ii) tie executive compensation directly to the Company's business and performance objectives and (iii) reward outstanding individual performance that contributes to the Company's growth and long term success.

         In general, the compensation package for executive officers is comprised of three elements: (i) base salary which reflects individual performance and is designed primarily to be marginally competitive with salary levels of similarly sized companies both within and without the industry that compete with the Company for executive talent, (ii) annual variable performance awards payable in cash and tied to the achievement of performance targets and
(iii) long term stock based incentive awards which create common interests for the executive officers and the Company's stockholders.

         The Compensation Committee annually evaluates the executive officers' base compensation and bonus eligibility compared with surveyed executive compensation for similar sized companies and divisions published by the American Electronics Association. Eligibility for bonuses is generally based on a weighted evaluation taking into account the overall performance of the Company, the Compensation Committee's evaluation of each participant's contribution to such performance, and progress made towards the attainment of long term growth objectives. The Compensation Committee meets with the Chief Executive Officer to review his evaluation of the executive officers' performance and eligibility for bonuses, and then reconvenes without the CEO's presence to evaluate his performance. The Committee gives a report on its meeting to the full Board of Directors.

         For purposes of the stock price performance graph which appears latter in this Proxy Statement, the Company has selected the S&P Aerospace/Defense Index as the industry index. However, in selecting companies to survey for compensation purposes, the Compensation Committee considered many factors including geographic location, growth rate, annual revenue and profitability, and market capitalization. The Compensation Committee also considered companies outside the industry which may compete with the Company in recruiting executive talent. For this reason, there was no meaningful correlation between companies surveyed for compensation data and the companies included in the S&P Aerospace Index.

         The base salary level for the Company's executive officers for fiscal 1999 ranged from the 15th to 60th percentile of the base salary paid by companies in the peer group survey taken into consideration for comparative compensation purposes. In December 1998, Messrs. John W. Ballard III, received an increase of 18% over salary paid in fiscal 1998. Messrs. Slobodan Tkalcevic, Mansour Moussavian and Ms. Mary Ann W. Alcon salary levels remained the same in fiscal 1999 as in fiscal 1998.

         For fiscal 1999, the Compensation Committee established a bonus pool to be distributed on a discretionary basis among executives and managers of the Company and its subsidiaries provided certain financial, marketing and product development milestones were attained. For fiscal 1999, the Compensation Committee recommended to the full Board of Directors that Messrs. John W. Ballard, III, Slobodan Tkalcevic and Mansour Moussavian and Ms. Mary Ann W. Alcon receive a bonus of $10,000, $25,000, $15,000 and $17,000, respectively.

         For fiscal 2000, the Compensation Committee has again established a bonus pool to be distributed on a discretionary basis among executives and managers of the Company and its subsidiaries. The basis for distribution of this pool will be subjective, but is generally tied to the achievement of corporate and divisional goals as detailed in the Company's most recent strategic plan. More specifically, these goals relate to progress on new product introduction efforts and achievement of certain profitability and other financial milestones.

         Stock options are considered a component of the total compensation of officers. All stock option grants made under the 1981 Stock Option Plan to the Company's executive officers are authorized by the Board of Directors and are intended to align the interests of each officer-optionee with those of the stockholders and provide them with a significant incentive to manage the Company from the prospective of an owner with an equity interest in the success of the business. The size of the option grant made to each executive officer under the 1981 Plan is based upon that individual's current position with the Company, internal comparability with option grants made to other Company executives and the individual's potential for future responsibility and promotion over the option term. The Board of Directors also takes into account the existing equity holdings, whether in shares or in vested or unvested stock options, of the executive officer in determining the appropriate level of equity incentive to provide for each officer. However, the Board of Directors does not adhere to any specific guidelines as to the relative option holdings of the Company's executive officers.

         CEO COMPENSATION. In setting the compensation payable to Mr. John W. Ballard, III, the Company's CEO, for the 1999 fiscal year, the Compensation Committee has sought to achieve two objectives: (i) establish a level of base salary competitive with that paid by companies within the industry which are of comparable size to the Company and by companies outside of the industry with which the Company competes for executive talent and (ii) make a significant percentage of the total compensation package contingent upon performance.

         The base salary established for Mr. Ballard, III on the basis of the foregoing criteria is intended to provide him with a level of stability and certainty each year. However, this element of compensation historically has been affected to some degree by the Company's profitability. In fiscal 1999, Mr. Ballard III's salary component of compensation was at the 40th percentile of the base salary in effect for chief executive officers of the same peer group companies which were included in the survey reviewed by the Compensation Committee for comparative compensation purposes.

         DEDUCTION LIMIT FOR EXECUTIVE COMPENSATION. Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to publicly held corporations for compensation exceeding $1 million paid to certain executive officers. It is not expected that the compensation to be paid to the Company's executive officers for fiscal 2000 will exceed the $1 million limit per officer. Accordingly, the Compensation Committee has not at this time instituted any changes to its compensation policies to take into account the $1 million limitation.

                       The Compensation Committee       The Board of Directors
                            Donald C. Cox                 John W. Ballard III
                            Asaph H. Hall                 John L. Anderson
                            John L. Anderson              Donald C. Cox
                                                          Asaph H. Hall
                                                          E.M.T. Jones
                                                          Alan C. Peyser
                                                          Slobodan Tkalcevic

PERFORMANCE GRAPH

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
          AMONG COMPANY, S&P 500 INDEX AND S&P AEROSPACE/DEFENSE INDEX



                               [graphic]



         Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings of the Company, including this Proxy Statement in whole or in part, the preceding Performance Graph and Report of Compensation Committee and Board of Directors shall not be incorporated by reference into any such filings, nor shall such graph or report be incorporated by reference into any future filings.


           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         No member of the Compensation Committee is a former or current officer or employee of the Company or any of its subsidiaries. However, three members of the Board of Directors, Messrs. Ballard, III, Tkalcevic and Jones, are executive officers of the Company. No executive officer of the Company serves as a member of the Board of Directors or Compensation Committee of any entity which has an executive officer serving as a member of the Company's Board of Directors or Compensation Committee.

              SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Under the securities laws of the United States, the Company's directors, executive officers, and any persons holding more than ten percent of the Company's Common Stock are required to report their initial ownership of the Company's Common Stock and any subsequent changes in their ownership to the Securities and Exchange Commission ("SEC"). Specific due dates have been established by the SEC, and the Company is required to disclose any failure to file by those dates. Based upon (i) the copies of Section 16(a) reports that the Company received from such persons for 1999 fiscal year transactions and (ii) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed for them for the 1999 fiscal year, the Company believes that there has been compliance with all Section 16(a) filing requirements applicable to such officers, directors, and ten-percent beneficial owners for such fiscal year.

                                   PROPOSAL 2

           RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

         The firm of KPMG LLP was selected to serve as independent public accountants for the Company for the fiscal year ending September 30, 2000. Although the selection of KPMG LLP is not required to be submitted to a vote of the stockholders, the Board of Directors believes it appropriate as a matter of policy to request that the stockholders ratify the selection of the independent public accountants for fiscal 2000. In the event that stockholders fail to ratify the selection of KPMG LLP, the Board of Directors would reconsider such selection.

         The Company anticipates that a representative of KPMG LLP will be present at the Annual Meeting to respond to appropriate questions and to make a statement if the representative desires to do so.


                              STOCKHOLDER PROPOSALS

         Stockholders proposals intended to be considered at the 2001 Annual Meeting must be received by the Company no later than September 11, 2000. Proposals must be mailed to the Company's principal executive offices at 222 Caspian Drive, Sunnyvale, California 94089, Attention: Mary Ann Alcon. Such proposals may be included in next year's Proxy Statement if they comply with certain rules and regulations promulgated by the SEC.

         In addition, the Board of Directors will have discretionary authority to consider any stockholder proposal for the 2001 Annual Meeting sent to the Company's principal executive offices later than December 26, 2000.

                                  OTHER MATTERS

         Management does not know of any matters to be presented at this Annual Meeting other than those set forth herein and in the Notice accompanying this Proxy Statement.

         It is important that your shares be represented at the meeting, regardless of the number of shares which you hold. you are, therefore, urged to promptly execute and return the accompanying proxy in the envelope which has been enclosed for your convenience. Stockholders who are present at the meeting may revoke their proxies and vote in person or, if they prefer, may abstain from voting in person and allow their proxies to be voted.

                                         BY ORDER OF THE BOARD OF DIRECTORS

                                         /s/JOHN W. BALLARD, III

                                         John W. Ballard, III
                                         President and Chief Executive Officer

January 8, 2000
Sunnyvale, California

                             TCI INTERNATIONAL, INC.
               222 CASPIAN DRIVE, SUNNYVALE, CALIFORNIA 94089-1014
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints JOHN W. BALLARD, III and E.M.T. JONES, and each of them, with full power of substitution, the proxy or proxies of the undersigned to vote all shares of Common Stock of TCI International, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of TCI International, Inc. to be held at the Sheraton-Sunnyvale, 1100 N. Mathilda Avenue, Sunnyvale, California, on February 8, 2000 at 8:30 a.m., and at any adjournment or postponements thereof, with the same force and effect as the undersigned might or could do if personally present thereat:

         1. ELECTION OF DIRECTORS

               [] FOR all the nominees listed below      [] WITHHOLD AUTHORITY
                                                    to vote for all the nominees

                 (The Board of Directors recommends a vote FOR.)
    TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE STRIKE A LINE
              THROUGH THE NOMINEE'S name in the list below
                            Asaph Hall E. M. T. Jones
                               Slobodan Tkalcevic

         This proxy will be voted in the Election of Directors in the manner described in the Proxy Statement for Annual Meeting of Stockholders.

         2. TO RATIFY THE SELECTION OF KPMG LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE COMPANY FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2000.

                   [] FOR            [] AGAINST                [] ABSTAIN
                       (The Board of Directors recommends a vote FOR.)

                                  (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE)


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


                          (CONTINUED FROM THE OTHER SIDE)
         3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND AT ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.
This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposals 1 and 2.


                                    DATED: _______________________, 2000


                                    ______________________________________
                                    Signature


                                    ______________________________________
                                    Signature if held jointly
                                    Please sign exactly as name appears above.
                                    When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
                                    If a corporation, please sign in full
                                    corporate name by President or other
                                    authorized officer. If a partnership, please sign in partnership name by authorized person.

       PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING
                             THE ENCLOSED ENVELOPE.


                                      1